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                                                                    Exhibit 10.1

                           THE EDWIN LEWIS BONUS PLAN

I.       PURPOSE OF THE PLAN

         The Edwin Lewis Bonus Plan (the "Plan") is designed to provide Edwin H. Lewis ("Executive") with bonus compensation for the accomplishment of specific preestablished financial performance objectives (the "Performance Objectives") by the Company, based on objective business criteria that enhance value for the Company's stockholders. Such bonus compensation is not intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

II.      EFFECTIVE DATE, TERM AND CONTRACT YEAR

         The Plan shall be effective as of February 1, 2002 and shall remain in effect until January 31, 2007, or until such earlier time as it be terminated by the Board of Directors of the Company (the "Board") in accordance with Section 9.

         The Plan year (the "Contract Year") shall commence on each February and end on January 31 of the following year, during the term of the Plan.

III.      ELIGIBILITY

         Executive shall be eligible to participate in the Plan during such time as Executive is employed by the Company, unless otherwise determined by the Committee. No other person shall be eligible to participate in the Plan.

IV.      BUSINESS CRITERIA

         Executive shall be eligible to earn an annual bonus (the "Annual Bonus") based on the achievement of the Performance Objectives by the Company, as determined by the Compensation Committee (the "Committee") of the Board. The Performance Objectives shall be based on any of the following objective business criteria, either alone or in any combination, and measured either on an absolute basis, on a relative basis against one or more pre-established targets, peer group performance, or past Company performance, as the Committee, in its sole discretion, determines:

         o        revenue,

         o        cash flow,

         o        return on equity,

         o        total stockholder return,

         o        return on capital,

         o        return on assets or net assets,


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         o        income or net income,

         o        operating income or net operating income,

         o        operating profit or net operating profit,

         o        operating margin,

         o        market share,

         o        earnings per share, or

         o royalties earned by, or paid to, the Company pursuant to one or more license agreements entered into by the Company.

         Any such Performance Objectives shall apply in determining Executive's Annual Bonus, or in determining any designated portion or portions of the Annual Bonus, as the Committee, in its sole discretion, determines.

V.       PERFORMANCE OBJECTIVES

         The Performance Objectives established by the Committee shall apply to a Contract Year, as determined by the Committee. Such Performance Objectives shall be set forth on an exhibit to the Plan and shall be incorporated into and made a part of the Plan.

         Once the Committee has established the Performance Objectives which must be achieved in order for the Annual Bonus (or designated portion thereof) to be earned and the objective bonus formula for computing the Annual Bonus (or designated portion hereof), with respect to a Contract Year, the Committee shall not have the authority to modify such Performance Objectives or objective bonus formula for computing the Annual Bonus with respect to such Contract year.

VI.      SPECIAL AWARDS AND OTHER PLANS

         Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to the Executive under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to Executive.

VII. CHANGE IN EMPLOYMENT STATUS

         If Executive's employment with the Company is terminated for any reason other than death or disability prior to the end of a Contract Year, Executive's rights to an Annual Bonus under the Plan with respect to such Contract Year and subsequent Contract Years shall terminate. The Committee shall determine whether all or a portion of Executive's Annual Bonus under the Plan for the Contract Year in which his death or disability occurs shall be paid if Executive's employment has been terminated by reason of death or disability.

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VII.     METHOD OF PAYMENT

         Annual Bonuses shall be paid to Executive in cash within 60 days following the end of the Contract Year with respect to which such Annual Bonus is earned.

IX.      ADMINISTRATION, AMENDMENT AND INTERPRETATION

         The Plan is administered by the Committee. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

         Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

         The Board shall have the right to amend the Plan from time to time or to terminate the Plan or to direct the discontinuance of Annual Bonuses either temporarily or permanently; provided, however, that no such action shall adversely affect the Annual Bonus potentially payable to the Executive with respect to the Contract Year in which such action is taken and with respect to which the Performance Objectives have already been established.

X.       ADVANCES

         A portion of the Annual Bonus with respect to a Contract Year will be advanced to Executive quarterly during such Contract Year within thirty (30) days of receipt by the Company of payment from Target Corporation pursuant to the Mossimo License Agreement with Target Stores, a division of Target Corporation, a Minnesota corporation ("Target"), dated as of March 28, 2000, as amended by the Amendment to License and Design Services Agreement entered into as of April 17, 2002 (the "License and Design Services Agreement"). Each quarterly advance shall be based upon royalties paid for the quarter pursuant to
Section 5.1 of the License and Design Services Agreement ("Royalties"); provided, however, that if an Annual Bonus advance is paid for one or more quarters during any Contract Year, but nine and sixty-six hundredth percent (9.66%) of the annual royalties in excess of the Annual Guaranteed Minimum (as defined in the License and Design Services Agreement) paid to the Company for that Contract Year is less than the amount paid to Executive during such quarter(s), the difference shall be deducted from future quarterly bonus payments; however, such deductions shall be made after the calculation of the Annual Bonus for such future periods. In the event that Executive's employment is terminated prior to the Company's recoupment of the difference, the remaining portion of the difference shall be deducted from any amounts payable to the Executive at the time of termination; and, Executive shall repay any amounts not covered by such deductions at the time of termination.

XI.      MISCELLANEOUS

         The Company shall deduct all federal, state and local taxes required by law or Company policy from any Annual Bonus paid to Executive hereunder.

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         In no event shall the Company be obligated to pay to Executive an
Annual Bonus for any Contract Year by reason of the Company's payment of an Annual Bonus to Executive in any other Contract Year.

         The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Annual Bonus under the Plan.

         Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

         The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

         I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Mossimo, Inc. on April 17, 2002.

Executed on this 17 day of April, 2002.


/S/ Gia Castrogiovanni
----------------------
    Secretary

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